                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 8.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                                         ATTORNEYS AT LAW
                                                         ----------------
666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville   Sean P. Moore           Brian P. Rickert          Patents and Trademarks
DES MOINES, IOWA  50309-2510   Bruce Graves             Nancy S. Boyd           Valerie D. Bandstra          G. Brian Pingel
                               Steven C. Schoenebaum    James L. Pray           Alexander M. Johnson         Camille L. Urban
TELEPHONE: (515) 242-2400      Harold N. Schneebeck     Brenton D. Soderstrum   James S. Niblock
FACSIMILE: (515) 283-0231      Paul D. Hietbrink        Michael D. Treinen      Ann Holden Kendell
                               William C. Brown         Scott L. Long           Rebecca A. Brommel
                               Richard K. Updegraff     Ronni F. Begleiter      Kelly K. Helwig
URL: www.ialawyers.com         Paul E. Carey            Miranda L. Hughes       Mark E. Roth
                               Douglas E. Gross         Kelly D. Hamborg        Tina R. Thompson
                               John D. Hunter           William E. Hanigan      Brian M. Green
                               James H. Gilliam         Mary A. Ericson         Dustin D. Smith           Of Counsel:
Offices in:                    Robert D. Andeweg        Barbara B. Burnett      Adam W. Jones             Marvin Winick
   West Des Moines, Iowa       Alice Eastman Helle      Michael J. Green        Catherine C. Cownie
   Pella, Iowa                 Michael R. Blaser        Michael A. Dee          Erick D. Prohs
                               Thomas D. Johnson        Danielle Dixon Smid     Laura N. Martino
                               Christopher R. Sackett   Deborah J. Schmudlach   Amy R. Piepmeier       Walter R. Brown (1921-2000)

                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                              (515) 242-2416
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                           carey@ialawyers.com

                                 March 21, 2005

Board of Directors
Siouxland Ethanol, LLC
110 East Elk Street
Jackson NE 68743

Re: 2005 Registration Statement on Form SB-2; Tax Matters

Dear Sirs:

As counsel for Siouxland Ethanol, LLC, (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 4,600 of its membership interests (the "Units").

We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated March 21, 2005 relating to that offering (the "Registration Statement").

You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.

Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading "Federal Income Tax Consequences of Owning Our Units" reflect our opinion unless otherwise noted. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective unit holders of the ownership and disposition of units.

March 21, 2005
Page 2


Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.

An opinion of legal counsel represents an expression of legal counsel's professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                        Yours truly,


                                        ----------------------------------------
                                        Paul E. Carey

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